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                                                                      Exhibit 23


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Reliant Energy, Incorporated's
(i) Registration No. 333-11329 on Form S-4; (ii) Registration Statement Nos. 33-46368, 33-54228, 333-323353, 333-33301, 333-33303, 333-58433, 333-70665,
333-81119 and 333-68290 on Form S-3; (iii) Post-Effective Amendment No. 1 to Registration Statement No. 33-51417 on Form S-3; (iv) Registration Statement Nos. 333-32413, 333-32585, 333-49333, 333-38188 and 333-60260 on Form S-8; (v)
Post-Effective Amendments Nos. 1, 2 and 3 to Registration Statement No. 333-11329-99 on Form S-8 and in CenterPoint Energy, Inc.'s Registration Statement No. 333-69502 on Form S-4 of our report dated March 28, 2002, July 3, 2002, as to the effects of the restatement discussed in Note 1 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in Note 1 and the change in method of accounting for derivatives and hedging activities), appearing in this Amendment No. 1 to the Annual Report on Form 10-K/A of Reliant Energy, Incorporated for the year ended December 31, 2001.





Houston, Texas
July 3, 2002